                                                                         EX 99.2

                                                               December 15, 2005

Mr. Terrence Sullivan
Historic Preservation Properties 1989 LP
21 Custom House Street, Suite 440
Boston, MA 02110

Gentlemen:

Reference: Loft Apartments, 402 Julia Street (Associates LP)

     This is to advise that Carey Bond and I will exercise our rights as two of the General Partners of 402 Julia Street Associates Limited Partnership, to purchase the Lofts Apartments as permitted by the 402 Partnership agreement. The terms of the sale shall be the same terms and conditions as the offer submitted by Sibling Odyssey II LLC which was acceptable to HPP.

     The purchase will be within the time constraints of that purchase agreement. We will attempt to move quickly.

                                        Sincerely,


                                        ----------------------------------------
                                        Henry M. Lambert